UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

Hess Midstream LP

(Exact name of registrant as specified in its charter)

DELAWARE	No. 001-39163	No. 84-3211812
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1501 McKinney Street
Houston, Texas 77010
(Address, including zip code, of registrant’s principal executive offices)

Registrant’s Telephone Number, Including Area Code: (713) 496-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A shares representing limited partner interests	HESM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Repurchase Transaction

On March 29, 2022, Hess Midstream LP, a Delaware limited partnership (the “Company”), Hess Midstream Operations LP, a Delaware limited partnership and a subsidiary of the Company that holds all of the Company’s operating assets (“HESM OpCo” and, together with the Company, the “Partnership Entities”), Hess Investments North Dakota LLC, a Delaware limited liability company (“HINDL”), and GIP II Blue Holding, L.P., a Delaware limited partnership (“GIP” and, together with HINDL, the “Selling Shareholders” or the “Sponsors”), entered into a Unit Repurchase Agreement (the “Repurchase Agreement”) pursuant to which HESM OpCo agreed to purchase from the Sponsors an aggregate number of Class B units representing limited partner interests in HESM OpCo (the “Class B Units” and such Class B Units subject to the Repurchase Agreement, the “Repurchased Units”), with the number of Repurchased Units to be determined by dividing (a) $400 million by (b) the public offering price of the Class A shares in the Secondary Offering (as defined below), subject to certain adjustments. This unit repurchase transaction is referred to herein as the “Repurchase Transaction.” The terms of the Repurchase Agreement were unanimously approved by the Board of Directors (the “Board”) of Hess Midstream GP LLC (“GP LLC”), a Delaware limited liability company and the general partner of Hess Midstream GP LP, a Delaware limited partnership and the general partner of the Company (the “General Partner”), and a conflicts committee of the Board consisting solely of independent directors (the “Conflicts Committee”). The Conflicts Committee retained independent legal and financial advisors to assist it in evaluating and negotiating the Repurchase Agreement and the Repurchase Transaction.

Each of the Sponsors made customary representations and warranties in the Repurchase Agreement, including, among others, representations and warranties as to their organization, authorization to enter into the Repurchase Agreement, ownership of the Subject Units and necessary consents and approvals. Each of the Partnership Entities also made customary representations and warranties in the Repurchase Agreement, including, among others, representations and warranties as to their organization, authorization to enter into the Repurchase Agreement and necessary consents and approvals.

The Repurchase Transaction was consummated on April 4, 2022, substantially concurrently with the closing of the Secondary Offering. At the closing of the Repurchase Transaction, HESM OpCo purchased a total of 13,559,322 Repurchased Units from the Sponsors (divided equally between the Sponsors) for an aggregate purchase price of $399,999,999. The purchase price per Repurchased Unit was $29.50, representing the public offering price of the Class A shares in the Secondary Offering, and HESM OpCo funded the payment of the purchase price using borrowings under its existing revolving credit facility. Pursuant to the terms of the Repurchase Agreement, immediately following the closing of the Repurchase Transaction, HESM OpCo cancelled the Repurchased Units, and the Company cancelled, for no consideration, an equal number of Class B shares representing limited partner interests in the Company (the “Class B Shares”) held by the General Partner in accordance with Section 5.5(e) of the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 16, 2019.

The above description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Secondary Offering

On March 30, 2022, the Company, the General Partner, GP LLC, the Selling Shareholders, and Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed therein (the “Underwriters”), entered into an Underwriting Agreement (the “Underwriting Agreement”), pursuant to which the Selling Shareholders agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Selling Shareholders, subject to and upon the terms and conditions set forth therein, 8,900,000 Class A shares representing limited partner interests in the Company (the “Class A Shares”) at a price of $29.50 per Class A Share, less underwriting discounts (the “Secondary Offering”).

Pursuant to the terms of the Underwriting Agreement, the Selling Shareholders also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,335,000 Class A Shares at the same price per share as the Class A Shares, less underwriting discounts. The Underwriters subsequently notified the Selling Shareholders of their intent to exercise such option in full, and the Selling Shareholders completed the sale of an aggregate of 10,235,000 Class A Shares to the Underwriters on April 4, 2022. The Selling Shareholders received net proceeds from the Secondary Offering of $291,666,795, after deducting underwriting discounts. The Company did not receive any proceeds in the Secondary Offering.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Shareholders and customary conditions to closing, obligations of the parties and termination provisions. Additionally, under the terms of the Underwriting Agreement, the Company and the Selling Shareholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make in respect of these liabilities.

Pursuant to the Underwriting Agreement, the Company, the Selling Shareholders and certain directors and officers of the Company have agreed not to sell or otherwise dispose of any Class A Shares held by them for a period ending 60 days after the date of the Underwriting Agreement without first obtaining the written consent of the representatives of the Underwriters, subject to certain exceptions.

The Secondary Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-235650), a base prospectus dated December 31, 2019, included as part of the registration statement, and a prospectus supplement, dated March 30, 2022, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwriting Agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company or the Selling Shareholders. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement as of specific dates indicated therein, were solely for the benefit of the parties to the agreement, and may be subject to limitations agreed upon by such parties.

The foregoing description of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The legal opinion of Latham & Watkins LLP relating to the validity of the Class A Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Relationships

The Company is managed and controlled by GP LLC. GP LLC is wholly owned by Hess Infrastructure Partners GP LLC (“HIP GP”), and HIP GP is owned 50% by HINDL and 50% by GIP. As a result, certain individuals, including officers and directors of Hess Corporation, HINDL, GIP, HIP GP and the General Partner, serve as officers and/or directors of more than one of such other entities. In addition, after giving effect to the Secondary Offering and the Repurchase Transaction, each of HINDL and GIP has beneficial ownership of 449,000 Class A Shares, 97,923,803 Class B Shares and 97,923,803 Class B Units. Such Class A Shares, Class B Shares and Class B Units collectively represent an approximate 81.65% voting interest and 2.04% economic interest in the Company and an approximate 81.65% economic interest in HESM OpCo.

Item 2.01.	Completion of Acquisition or Disposition of Assets

The description of the Repurchase Transaction (as defined above) in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 29, 2022, the Company issued press releases announcing the Repurchase Transaction and the launch of the Secondary Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. On March 30, 2022, the Company issued a press release announcing the pricing of the Secondary Offering. A copy of this press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1, 99.2 and 99.3 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated March 30, 2022, by and among Hess Midstream LP, Hess Midstream GP LP, Hess Midstream GP LLC, Hess Investments North Dakota LLC, GIP II Blue Holding, L.P., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC

5.1	Opinion of Latham & Watkins LLP

10.1	Unit Repurchase Agreement, dated as of March 29, 2022, by and among Hess Midstream Operations LP, Hess Midstream LP, Hess Investments North Dakota LLC and GIP II Blue Holding, L.P.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

99.1	Press Release issued by the Company on March 29, 2022 (announcing the Repurchase Transaction)

99.2	Press Release issued by the Company on March 29, 2022 (announcing the launch of the Secondary Offering)

99.3	Press Release issued by the Company on March 30, 2022 (announcing the pricing of the Secondary Offering)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESS MIDSTREAM LP

	By:	Hess Midstream GP LP, its general partner

	By:	Hess Midstream GP LLC, its general partner

Date: April 4, 2022	By:	/s/ Jonathan C. Stein
	Name:	Jonathan C. Stein
	Title:	Chief Financial Officer